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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), is made and entered into as of October 1, 2006 (the "EFFECTIVE DATE"), by and between EV Management, LLC, a Delaware limited liability company (hereafter "COMPANY") and Michael E. Mercer (hereafter "EXECUTIVE"). The Company and Executive may sometimes hereafter be referred to singularly as a "PARTY" or collectively as the "PARTIES."

                                   WITNESSETH:

      WHEREAS, the Company desires to continue to secure the employment services of Executive subject to the terms and conditions hereafter set forth; and

      WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of Executive's employment with the Company, and the premises and mutual covenants contained herein, the Parties hereto agree as follows:

      1. EMPLOYMENT. During the Employment Period (as defined in Section 4 hereof), the Company shall employ Executive, and Executive shall serve as, Senior Vice President and Chief Financial Officer of the Company. Executive's principal place of employment shall be at the main business offices of the Company in Houston, Texas.

      2. COMPENSATION.

         (a) BASE SALARY. The Company shall pay to Executive during the Employment Period a minimum base salary of $200,000 per year, as adjusted pursuant to the subsequent provisions of this paragraph (the "BASE SALARY"). The Base Salary shall be payable in accordance with the Company's normal payroll schedule and procedures for its executives. Nothing contained herein shall preclude the payment of any other compensation to Executive at any time as determined by the Company.

         (b) ANNUAL BONUS. In addition to the Base Salary in Section 2(a), for each annual period based on each fiscal year of the Company during the Employment Period (as defined in Section 4) (each such annual period being referred to as a "BONUS PERIOD"), Executive shall be entitled to a bonus equal to a percentage of Executive's Base Salary paid during each such one (1) year period (referred to herein as the "ANNUAL BONUS"), such percentage to be established by the Compensation Committee of the Company (the "COMPENSATION COMMITTEE") in it sole discretion,; provided, however, Executive shall be entitled to the Annual Bonus only if Executive has met the performance criteria set by the Compensation Committee for the applicable period. Notwithstanding the above, for calendar year 2006 only, Executive shall be entitled to a minimum Annual Bonus of $200,000, net of applicable withholdings, payable within

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sixty (60) days after December 31, 2006, unless Executive is terminated for
Cause (as defined in Section 6(d)) prior to December 31, 2006, in which event Executive shall not be entitled to any amount of Annual Bonus.

      In the event that the Employment Period ends before the end of the Bonus Period, Executive shall be entitled to a prorata portion of the Annual Bonus for that year (based on the number of days in which Executive was employed during the year divided by 365) as determined based on satisfaction of the performance criteria for that period on a prorata basis, unless Executive was terminated for Cause (as defined in Section 6(d)), in which event Executive shall not be entitled to any Annual Bonus for that year. The Parties acknowledges that the amount and performance criteria for Executive's Annual Bonus to be earned for each Bonus Period shall be set on or before the beginning of the applicable Bonus Period. If Executive successfully meets the performance criteria established by the Compensation Committee to its satisfaction, Company shall pay Executive the earned Annual Bonus amount within the earlier of: (i) sixty days
(60) days after the end of the Bonus Period or (ii) sixty days (60) after the end of the Employment Period, as applicable.

         (c) EQUITY COMPENSATION. Executive shall be eligible from time to time to receive grants of equity incentive compensation, as commensurate with Executive's employment position, and as determined by the Compensation Committee the Board of Directors, as follows:

                  EV Management LLC Long-Term Incentive Plan. Executive shall be eligible to receive an award of units under the EV Management LLC Long-Term Incentive Plan (the "LTIP"), in the same manner as other eligible management employees, as follows:

                        a. A minimum of 7,500 units granted on December 31, 2006; and

                        b. A minimum of 7,500 units granted on December 31, 2007;

                  provided, however, that Executive then is, and continuously from the Effective Date has been, an employee of the Company and there has been no termination of employment for any reason, voluntary or involuntary.

                  The Compensation Committee shall determine, in its sole discretion, all applicable terms, conditions and restrictions that apply to such units, including applicable vesting of the units. The terms and conditions of such units shall be set forth in the unit award agreement, and shall be consistent with the terms of the LTIP which is incorporated herein by reference.

      3. DUTIES AND RESPONSIBILITIES OF EXECUTIVE. During the Employment Period, Executive shall devote substantially all of his full working time to the business of the Company and perform the duties and responsibilities assigned to Executive under the Company's limited liability company agreement or policies adopted by the Board of Directors, or as assigned by the

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Compensation Committee, the Chief Executive Officer, the President or the Board
of Directors of the Company, to the best of Executive's ability and with reasonable diligence. In determining Executive's duties and responsibilities, Executive shall not be assigned duties and responsibilities that are inappropriate for Executive's position. This Section 3 shall not be construed as preventing Executive from (a) engaging in reasonable volunteer services for charitable, educational or civic organizations, or (b) investing personal assets in such a manner that will not require a material amount of the Executive's time or services in the operations of the businesses in which such investments are made; provided, however, no such other activity shall conflict with Executive's loyalties and duties to the Company. Executive shall at all times use best efforts to comply in good faith with United States laws applicable to Executive's actions on behalf of the Company and its Affiliates (as defined in Section 6(d)). Executive understands and agrees that Executive may be required to travel from time to time for purposes of the Company's business.

      4. TERM OF EMPLOYMENT. Executive's initial term of employment with the Company under this Agreement shall be for the period from the Effective Date through December 31, 2007 (the "INITIAL TERM OF EMPLOYMENT"). Thereafter, the Employment Period hereunder shall be automatically extended repetitively for an additional one (1) year period on January 1, 2008, and each one-year anniversary thereof, unless Notice of Termination (pursuant to Section 8) is given by either the Company or Executive to the other Party at least sixty (60) days prior to the end of the Initial Term of Employment or any one-year extension thereof, as applicable, that the Agreement will not be renewed for a successive one-year period after the end of the current one-year period. The Company and Executive shall each have the right to give Notice of Termination at will, with or without cause, at any time subject, however, to the terms and conditions of this Agreement regarding the rights and duties of the Parties upon termination of employment. The Initial Term of Employment, and any one-year extension of employment hereunder, shall each be referred to herein as a "TERM OF EMPLOYMENT." The period from the Effective Date through the date of Executive's termination of employment with the Company and all Affiliates, for whatever reason, shall be referred to herein as the "EMPLOYMENT PERIOD."

      5. BENEFITS. Subject to the terms and conditions of this Agreement, during the Employment Period, Executive shall be entitled to all of the following:

         (a) REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel, entertainment and other business expenses paid or incurred by Executive in the performance of duties hereunder. The Company shall also provide Executive with suitable office space, including staff support and paid parking. In addition, the Company shall pay the membership dues and fees for Executive to be a member of The Downtown Club at Houston Center, or another comparable club as agreed to by Executive and the Company.

         (b) OTHER EMPLOYEE BENEFITS. Executive shall be entitled to participate in any pension, retirement, 401(k), profit-sharing, and other employee benefits plans or programs of the Company to the same extent as available to other officers of the Company under the terms of such plans or programs. Executive shall also be entitled to participate in any group insurance,

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hospitalization, medical, dental, health, life, accident, disability and other employee benefits plans or programs of the Company to the extent available to other officers of the Company under the terms of such plans or programs.

         (c) VACATION AND HOLIDAYS. Executive shall be entitled to four weeks of paid vacation per calendar year, as accrued in accordance with the Company's vacation benefit policy, including for the initial calendar year of employment hereunder based on the number of whole months of employment during such initial year. Executive shall also be entitled to all paid holidays and sick time provided by the Company for its officers under the Company's holiday and sick time policy as then effective.

      6. RIGHTS AND PAYMENTS UPON TERMINATION. The Executive's right to compensation and benefits for periods after the date on which Executive's employment terminates with the Company and all Affiliates (the "TERMINATION DATE"), shall be determined in accordance with this Section 6, as follows:

         (a) MINIMUM PAYMENTS. Executive shall be entitled to the following minimum payments under this Section 6(a), in addition to any other payments or benefits to which Executive is entitled to receive under the terms of any employee benefit plan or program or Section 6(b):

            (1) unpaid salary for the full month in which the Termination Date occurred; provided, however, if Executive is terminated for Cause (as defined in Section 6(d)), Executive shall only be entitled to receive accrued but unpaid salary through the Termination Date;

            (2) unpaid vacation days for that year which have accrued through the Termination Date; and

            (3) reimbursement of reasonable business expenses that were incurred but unpaid as of the Termination Date.

         Such salary and accrued vacation days shall be paid to Executive within five (5) business days following the Termination Date in a cash lump sum less applicable withholdings. Business expenses shall be reimbursed in accordance with the Company's normal procedures.

         (b) OTHER SEVERANCE PAYMENTS. In the event that during the Term of Employment (i) Executive's employment is involuntarily terminated by the Company (except due to a "No Severance Benefits Event" (as defined in Section 6(d))), or
(ii) Executive's employment is terminated due to "Disability" or "Retirement" (as such terms are defined in Section 6(d)), then in any such event under clause
(i) or (ii), the following severance benefits shall be provided to Executive or, in the event of death before receiving all such benefits, to Executive's "Designated Beneficiary" (as defined in Section 6(d)) following death:

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                  (1) The Company shall pay as additional compensation (the
            "ADDITIONAL PAYMENT"), an amount equal to 104 weeks of Base Salary in effect as of the Termination Date. The Company shall make the Additional Payment to Executive in a cash lump sum not later than sixty (60) calendar days following the Termination Date.

                  (2) COBRA Coverage. The Company shall maintain continued group health plan coverage following the Termination Date under all plans subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") (as codified in Code Section 4980B and
            Part 6 of Subtitle B of Title I of ERISA) for Executive and Executive's eligible spouse and dependents for the maximum period for which such qualified beneficiaries are eligible to receive COBRA coverage. However, Executive (and Executive's spouse and dependents) shall not be required to pay more for such COBRA coverage than is charged by the Company to its officers who are then in active service for the Company and its affiliates and receiving coverage under such plan and, therefore, the Company shall be responsible for the difference between the amount charged hereunder and the full COBRA premiums. In all other respects, Executive (and Executive's spouse and dependents) shall be treated the same as other COBRA qualified beneficiaries under the terms of such plans and the provisions of COBRA. In the event of any change to a group health plan following the Termination Date, Executive and Executive's spouse and dependents, as applicable, shall be treated consistently with the then-current officers of the Company and its affiliates with respect to the terms and conditions of coverage and other substantive provisions of the plan. Executive and Executive's spouse hereby agree to acquire and maintain any and all coverage that either or both of them are entitled to at any time during their lives under the Medicare program or any similar program of the United States or any agency thereof. Executive and Executive's spouse further agree to pay any required premiums for Medicare coverage from their personal funds.

      For purposes of clarity, in the event that (i) Executive voluntarily resigns or otherwise voluntarily terminates employment, except due to Disability or Retirement (as such terms are defined in Section 6(d)), or (ii) Executive's employment is terminated for Cause, then, in either such event under clause (i) or (ii), the Company shall have no obligation to provide the severance benefits described in paragraphs (1) and (2) (above) of this Section 6(b), except to offer COBRA coverage (as required by COBRA law) but not at the discounted rate described in paragraph (2). Executive shall still be entitled to the severance benefits provided under Section 6(a). The severance payments provided under this Agreement shall supersede and replace any severance payments under any severance pay plan that the Company or any Affiliate maintains for officers or employees generally, as determined by the Company.

         (c) RELEASE AGREEMENT. Notwithstanding any provision of this Agreement to the contrary, in order to receive the severance benefits payable under
Section 6(b), the Executive must first execute an appropriate release agreement (on a form provided by the Company)

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whereby the Executive agrees to release and waive, in return for such severance benefits, any claims that Executive may have against the Company including, without limitation, for unlawful discrimination (e.g., Title VII of the Civil Rights Act); provided, however, such release agreement shall not release any claim or cause of action by or on behalf of the Executive for (a) any payment or benefit that may be due or payable under this Agreement or any employee benefit plan prior to the receipt thereof, (b) non-payment of salary or benefits to which Executive is entitled from the Company as of the Termination Date, or (c) a breach of this Agreement by the Company.

      (d) DEFINITIONS.

            (1) "AFFILIATE" means EV Energy Partners, L.P., EnerVest Management Partners, Ltd. and any entity, in whatever form, of which the Company, EV Energy Partners, L.P or EnerVest Management Partners, Ltd. has any ownership interest or ownership or management control, as determined by the Compensation Committee.

            (2) "CAUSE" means any of the following: (A) the Executive's conviction by a court of competent jurisdiction as to which no further appeal can be taken of a felony or entering the plea of nolo contendere to such crime by the Executive; (B) the commission by the Executive of a demonstrable act of fraud, or a misappropriation of funds or property, of or upon the Company or any Affiliate; (C) the engagement by the Executive, without the written approval of the Board of Directors of the Company (the "BOARD") or Compensation Committee, in any material activity which directly competes with the business of the Company or any Affiliate, or which would directly result in a material injury to the business or reputation of the Company or any Affiliate; or (D) (i) the material breach by Executive of any provision of this Agreement, or (ii) the repeated nonperformance of Executive's duties to the Company or any Affiliate (other than by reason of Executive's illness or incapacity), but only under clauses (C), (D) (i) or (D)
                  (ii) after Notice from the Board or Compensation Committee of such breach or nonperformance (which Notice specifically identifies the manner and sets forth specific facts, circumstances and examples of which the Board or Compensation Committee believes that Executive has breached this Agreement or not substantially performed duties hereunder) and Executive's continued failure to cure such breach or nonperformance within the time period set by the Board or Compensation Committee but in no event more than 30 calendar days after Executive's receipt of such Notice.

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            (3)   "CODE" means the Internal Revenue Code of 1986, as amended, or its successor. References herein to any Section of the Code shall include any successor provisions of the Code.

            (4) "DESIGNATED BENEFICIARY" means the Executive's surviving spouse, if any. If there is no such surviving spouse at the time of Executive's death, then the Designated Beneficiary hereunder shall be Executive's estate.

            (5) "DISABILITY" shall mean that Executive is entitled to receive long-term disability ("LTD") income benefits under the LTD plan or policy maintained by the Company that covers Executive. If, for any reason, Executive is not covered under such LTD plan or policy, then "Disability" shall mean a "permanent and total disability" as defined in Section 22(e)(3) of the Code and Treasury regulations thereunder. Evidence of such Disability shall be certified by a physician acceptable to both the Company and Executive. In the event that the Parties are not able to agree on the choice of a physician, each shall select one physician who, in turn, shall select a third physician to render such certification. All costs relating to the determination of whether Executive has incurred a Disability shall be paid by the Company. Executive agrees to submit to any examinations that are reasonably required by the attending physician or other healthcare service providers to determine whether Executive has a Disability.

            (6) "DISPUTE" means any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement or employment of Executive, or the validity, interpretation, performance, breach, or termination of the Agreement.

            (7) "NO SEVERANCE BENEFITS EVENT" means termination of Executive's employment for Cause (as defined above) or due to death.

            (8) "RETIREMENT" means the termination of Executive's employment for normal retirement at or after attaining age sixty-five
                  (65), provided that, on the date of retirement, Executive has accrued at least five years of active service as an employee with the Company or its Affiliates.

      7. CHANGE IN CONTROL.

         (a) TERMINATION FROM EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. In the event Executive employment terminates with the Company and all Affiliates as a result of a Qualifying Termination (as defined in Section 7(e) below) within the 12-month period

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immediately following the Effective Date of a Change in Control (as defined in subsection (d) below), the Executive shall be entitled (1) to receive payment of the compensation and benefits as set forth in Section 6, and (2) to become 100% fully vested in all unvested shares or units of equity compensation granted under Section 2(e) as of the Effective Date of the Change in Control.

         (b) NO ADDITIONAL COMPENSATION PAID UPON A SUBSEQUENT CHANGE IN CONTROL. In the event compensation is paid or benefits are provided under this Agreement by reason of a Change in Control, then in such event no additional compensation shall be payable or benefits provided under this Agreement by reason of a subsequent Change in Control during the term of this Agreement.

         (c) DEFINITION OF CHANGE IN CONTROL. "Change in Control" shall mean the occurrence of any of following events:

            (1) a corporation, person, or group acting in concert (other than the Company, or any savings, pension, or other benefit plan for the benefit of employees of the Company, or the subsidiaries thereof) (a "PERSON") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than the current beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of and equity interest in the profits and losses of EnerVest Management Partners, Ltd., a Texas limited partnership, acquires, directly or indirectly, beneficial ownership (within the meaning of such Rule 13d-3) of more than 50% of the equity interests in the Company then entitled to vote generally in the election of the Board of Directors; or

            (2) the withdrawal, removal or resignation of the Company as the general partner of EV Energy GP. L.P., a Delaware limited partnership, or the withdrawal, removal or resignation of EV Energy GP, L.P. as the general partner of EV Energy Partners, L.P., a Delaware limited partnership.

            (3) the effective date of a merger, consolidation, or reorganization plan that is adopted by the Board of Directors of the Company involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person, or group acting in concert, acquires (or during the consecutive 365 calendar day period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty-one percent (51%) of the fair market value of all of the gross

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                  assets of the Company immediately prior to such acquisition or acquisitions; or

            (4) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this
                  Section 7(c).

         (d) DEFINITION OF EFFECTIVE DATE OF A CHANGE IN CONTROL. For purposes of this Agreement, "Effective Date of a Change in Control" shall mean the effective date of the first to occur of any of the events set forth in
      Section 7(c).

         (e) "QUALIFYING TERMINATION OF EMPLOYMENT." For purposes of Section 7, a "Qualifying Termination of Employment" shall mean the termination of the Executive's employment with the Company within the 12-month period immediately following the Effective Date of a Change in Control, unless such termination is as a result of:

            (1)   the Executive's death;

            (2)   the Executive's Disability (as defined in Section 6(d)); or

            (3) the Executive's involuntary termination by the Company for Cause (as defined in Section 6(d)).

      8. NOTICE OF TERMINATION. Any termination by the Company or the Executive shall be communicated by Notice of Termination to the other Party hereto. For purposes of this Agreement, the term "NOTICE OF TERMINATION" means a written notice which indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

      9. NO MITIGATION. Subject to Section 6(b)(2), Executive shall not be required to mitigate the amount of any payment or other benefits provided under this Agreement by seeking other employment or in any other manner.

      10. RESTRICTIVE COVENANTS. As an inducement to the Company to enter into this Agreement, Executive represents to, and covenants with or in favor of, the Company that Executive will comply with all of the restrictive covenants in Sections 11 through 15, as a condition to the Company's obligation to provide any benefits to Executive under this Agreement.

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      11. TRADE SECRETS.

         (a) ACCESS TO TRADE SECRETS. As of the Effective Date and on an ongoing basis, the Company agrees to give Executive access to Trade Secrets which the Executive did not have access to, or knowledge of, before the Effective Date.

         (b) ACCESS TO SPECIALIZED TRAINING. As of the Effective Date and on an ongoing basis, the Company has provided, and agrees to provide on an ongoing basis, Executive with Specialized Training which the Executive does not have access to, or knowledge of, before the Effective Date.

         (c) AGREEMENT NOT TO USE OR DISCLOSE TRADE SECRETS. In exchange for the Company's promises to provide Executive with access to Trade Secrets and Specialized Training and the other consideration and benefits provided to Executive under this Agreement, Executive agrees, during the Employment Period, or at any time thereafter, not to disclose to anyone, including, without limitation, any person, firm, corporation or other entity, or publish or use for any purpose, any Trade Secrets and Specialized Training, except as required in the ordinary course of the Company's business or as authorized by the Board.

         (d) DEFINITIONS. The following terms, when used in this Agreement, are defined below:

            (1) "SPECIALIZED TRAINING" includes the training the Company provides to Executive that is unique to its business and enhances Executive's ability to perform Executive's job duties effectively. Specialized Training includes, without limitation, sales methods/techniques training; operation methods training; engineering and scientific training; and computer and systems training.

            (2) "TRADE SECRETS" means any and all information and materials (in any form or medium) that are proprietary to the Company or a Affiliate, or are treated as confidential by the Company or Affiliate as part of, or relating to, all or any portion of its or their business, including information and materials about the products and services offered, or the needs of customers served, by the Company or Affiliate; compilations of information, records and specifications, properties, processes, programs, and systems of the Company or Affiliate; research of or for the Company or Affiliate; and methods of doing business of the Company or Affiliate. Trade Secrets include, without limitation, all of the Company's or Affiliate's technical and business information, whether patentable or not, which is of a confidential, trade secret or proprietary

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                  character, and which is either developed by the Executive
                  alone, with others or by others; lists of customers; identity of customers; contract terms; bidding information and strategies; pricing methods or information; computer software; computer software methods and documentation; hardware; the Company's or Affiliate's methods of operation; the procedures, forms and techniques used in servicing accounts; and other documents, information or data that the Company requires to be maintained in confidence for the Company's business success.

      12. DUTY TO RETURN COMPANY DOCUMENTS AND PROPERTY. Upon termination of the Employment Period, Executive shall immediately return and deliver to the Company any and all papers, books, records, documents, memoranda and manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, belonging to the Company or relating to its business, in Executive's possession, whether prepared by Executive or others. If at any time after the Employment Period, Executive determines that Executive has any Trade Secrets in Executive's possession or control, Executive shall immediately return them to the Company, including all copies thereof.

      13. BEST EFFORTS AND DISCLOSURE. Executive agrees that, while employed with the Company, Executive shall devote substantially all of his full working time to the Company's business, and Executive shall use best efforts to promote its success. Further, Executive shall promptly disclose to the Company all ideas, inventions, computer programs, and discoveries, whether or not patentable or copyrightable, which Executive may conceive or make, alone or with others, during the Employment Period, whether or not during working hours, and which directly or indirectly:

            (a) relate to a matter within the scope, field, duties or responsibility of Executive's employment with the Company; or

            (b) are based on any knowledge of the actual or anticipated business or interests of the Company; or

            (c) are aided by the use of time, materials, facilities or information of the Company.

      Executive assigns to the Company, without further compensation, any and all rights, titles and interest in all such ideas, inventions, computer programs and discoveries in all countries of the world. Executive recognizes that all ideas, inventions, computer programs and discoveries of the type described above, conceived or made by Executive alone or with others within 12 months after the Termination Date (voluntary or otherwise), are likely to have been conceived in significant part either while employed by the Company or as a direct result of knowledge Executive had of proprietary information or Trade Secrets. Accordingly, Executive agrees that such ideas, inventions or discoveries shall be presumed to have been conceived during the Employment Period, unless and until the contrary is clearly established by the Executive.

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      14. INVENTIONS AND OTHER WORKS. Any and all writings, computer software, inventions, improvements, processes, procedures and/or techniques which Executive may make, conceive, discover, or develop, either solely or jointly with any other person or persons, at any time during the Employment Period, whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. Executive agrees to take any and all actions necessary or appropriate so that the Company can prepare and present applications for copyright or Letters Patent therefor, and secure such copyright or Letters Patent wherever possible, as well as reissue renewals, and extensions thereof, and obtain the record title to such copyright or patents. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any such writings, computer software, inventions, improvements, processes, procedures and techniques. Executive acknowledges that the Company from time to time may have agreements with other persons or entities which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. Executive agrees to be bound by all such obligations and restrictions, and to take all action necessary to discharge the obligations of the Company.

15. Non-Solicitation Restriction. During the Employment Period and for a period of twelve (12) months after the end of the Employment Period, the Employee will not, whether for his own account or for the account of any other Person (other than the Company or its affiliates), intentionally solicit, endeavor to entice away from the Company or its affiliates, or otherwise interfere with the relationship of the Company or its affiliates with any person who is employed by the company or its affiliates (including any independent consultants).

      16. TOLLING. If Executive violates any of the restrictions contained in Sections 11 through 15, then notwithstanding any provision hereof to the contrary, the restrictive period will be suspended and will not run in favor of Executive from the time of the commencement of any such violation, unless and until such time when the Executive cures the violation to the reasonable satisfaction of the Board or Compensation Committee.

      17. REFORMATION. If a court or arbitrator rules that any time period or the geographic area specified in any restrictive covenant in Sections 11 through 15 is unenforceable, then the time period will be reduced by the number of months, or the geographic area will be reduced by the elimination of such unenforceable portion, or both, so that the restrictions may be enforced in the geographic area and for the time to the full extent permitted by law.

      18. NO PREVIOUS RESTRICTIVE AGREEMENTS. Executive represents that, except as disclosed in writing to the Company as of the Effective Date, Executive is not bound by the terms of any agreement with any previous employer or other third party to (a) refrain from using or disclosing any confidential or proprietary information in the course of Executive's employment by the Company or (b) refrain from competing, directly or indirectly, with the business of such previous employer or any other person or entity. Executive further represents that Executive's performance under this Agreement and work duties for the Company do not,

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and will not, breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive's employment with the Company, and Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

      19. CONFLICTS OF INTEREST. In keeping with Executive's fiduciary duties to Company, Executive hereby agrees that Executive shall not become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue at any time during the Employment Period. In this respect, Executive agrees to fully comply with the conflict of interest agreement entered into by Executive as an employee, officer or director of the Company. In the instance of a violation of the conflict of interest agreement to which Executive is a party, it may be necessary for Board to terminate Executive's employment for Cause (as defined in Section 6(d)).

      20. REMEDIES. Executive acknowledges that the restrictions contained in Sections 11 through 19 of this Agreement, in view of the nature of the Company's business, are reasonable and necessary to protect the Company's legitimate business interests, and that any violation of this Agreement would result in irreparable injury to the Company. Notwithstanding the arbitration provisions in
Section 27, in the event of a breach or a threatened breach by Executive of any provision of Sections 11 through 19 of this Agreement, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Executive from the commission of any breach Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach, including, without limitation, the recovery of money damages, attorneys' fees, and costs. These covenants and agreements shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

      21. WITHHOLDINGS; RIGHT OF OFFSET. The Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, (b) all other normal employee deductions made with respect to Company's employees generally, and (c) any advances made to Executive and owed to Company.

      22. NONALIENATION. The right to receive payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by Executive, dependents or beneficiaries of Executive, or to any other person who is or may become entitled to receive such payments hereunder. The right to receive payments hereunder shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any person who is or may become entitled to receive such payments, nor may the same be subject to attachment or seizure by any creditor of such person under any circumstances, and any such attempted attachment or seizure shall be void and of no force and effect.

      23. INCOMPETENT OR MINOR PAYEES. Should the Company, Board or the Compensation Committee determine, in its discretion, that any person to whom any payment is

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payable under this Agreement has been determined to be legally incompetent or is a minor, any payment due hereunder, notwithstanding any other provision of this Agreement to the contrary, may be made in any one or more of the following ways:
(a) directly to such minor or person; (b) to the legal guardian or other duly appointed personal representative of the person or estate of such minor or person; or (c) to such adult or adults as have, in the good faith knowledge of the Company, Board or Compensation Committee, assumed custody and support of such minor or person; and any payment so made shall constitute full and complete discharge of any liability under this Agreement in respect to the amount paid.

      24. SEVERABILITY. It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction or arbitrator (pursuant to Section 27), the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

      25. TITLE AND HEADINGS; CONSTRUCTION. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The words "herein", "hereof", "hereunder" and other compounds of the word "here" shall refer to the entire Agreement and not to any particular provision.

      26. GOVERNING LAW; JURISDICTION. All matters or issues relating to the interpretation, construction, validity, and enforcement of this Agreement shall be governed by the laws of the State of Texas, without giving effect to any choice-of-law principle that would cause the application of the laws of any jurisdiction other than Texas. Jurisdiction and venue of any action or proceeding relating to this Agreement or any Dispute (to the extent arbitration is not required under Section 29) shall be exclusively in Houston, Texas.

      27. MANDATORY ARBITRATION. Except as provided in subsection (h) of this
Section 27, any Dispute (as defined in Section 6(d)) must be resolved by binding arbitration in accordance with the Federal Arbitration Act and the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association as then effective (the "Arbitration Rules"), subject to this Section 27 as follows:

         (a) Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules and concurrently notifying the other Party of that demand. If the Parties are unable to agree upon a panel of three arbitrators within ten days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), either Party may request the Houston, Texas office of the American Arbitration Association ("AAA") to appoint the arbitrator or arbitrators necessary to complete the panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be deemed accepted by the Parties as part of the panel. The Parties, by mutual consent, may agree to a single arbitrator instead of a panel of

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three arbitrators and, in such event, references herein to "panel" shall refer to the single appointed arbitrator.

         (b) The arbitration shall be conducted in the Houston, Texas metropolitan area at a place and time agreed upon by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

         (c) The panel may authorize any and all forms of discovery upon a Party's showing of need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

         (d) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent that they do not conflict with this Section 27. The Parties and the panel may, however, agree to vary to provisions of this Section 27 or the matters otherwise governed by the Arbitration Rules.

         (e) The arbitration hearing shall be held within 60 days after the appointment of the panel. The panel's final decision or award shall be made within 30 days after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, and shall be deemed issued at the place of arbitration. The panel's final decision or award shall be based on this Agreement and applicable law.

         (f) The panel's final decision or award may include injunctive relief in response to any actual or impending breach of this Agreement or any other actual or impending action or omission of a Party under or in connection with this Agreement.

         (g) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction. The Parties waive any right to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel that is made before the final decision or award.

         (h) Nothing in this Section 27 limits the right of either Party to apply to a court having jurisdiction to (i) enforce the agreement to arbitrate in accordance with this Section 27, (ii) seek provisional or temporary injunctive relief, in response to an actual or impending breach of the Agreement or otherwise so as to avoid an irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved, or (iii) challenge or vacate any final arbitration decision or award that does not comply with this Section 27. In addition, nothing in this
Section 27 prohibits the Parties from resolving any Dispute (in whole or in part) by agreement. This Section 27 shall also not preclude the Parties at any time from mutually agreeing to pursue non-binding mediation of the Dispute.

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         (i) The panel may proceed to an award notwithstanding the failure of any Party to participate in such proceedings. The prevailing Party in the arbitration proceeding may be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration in such amount, if any, as determined by the panel in its discretion. The costs of the arbitration shall be borne equally by the Parties unless otherwise determined by the panel in its award.

         (j) The panel shall be empowered to impose sanctions and to take such other actions as it deems necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law which cannot be waived.

      28. BINDING EFFECT: THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and to their respective heirs, executors, beneficiaries, personal representatives, successors and permitted assigns hereunder, but otherwise this Agreement shall not be for the benefit of any third parties.

      29. ENTIRE AGREEMENT; AMENDMENT AND TERMINATION. This Agreement contains the entire agreement of the Parties hereto with respect to the matters covered herein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, between the Parties concerning the subject matter hereof. This Agreement may be amended, waived or terminated only by a written instrument that is identified as an amendment, waiver or termination hereto and that is executed on behalf of both Parties.

      30. SURVIVAL OF CERTAIN PROVISIONS. Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of this Agreement.

      31. WAIVER OF BREACH. No waiver by either Party hereto of a breach of any provision of this Agreement by any other Party, or of compliance with any condition or provision of this Agreement to be performed by such other Party, will operate or be construed as a waiver of any subsequent breach by such other Party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either Party hereto to take any action by reason of any breach will not deprive such Party of the right to take action at any time while such breach continues.

      32. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates (and its and their successors), as well as upon any person or entity acquiring, whether by merger, consolidation, purchase of assets, dissolution or otherwise, all or substantially all of the equity units, business and/or assets of the Company (or its successor) regardless of whether the Company is the surviving or resulting corporation. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, dissolution or otherwise) to all or substantially all of the equity units, business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such

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succession had occurred; provided, however, no such assumption shall relieve the
Company of any of its duties or obligations hereunder unless otherwise agreed, in writing, by Executive.

      This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, and heirs. In the event of the death of Executive while any amount is payable hereunder, all such amounts shall be paid to the Designated Beneficiary (as defined in Section 6(d)).

      33. NOTICE. Each notice or other communication required or permitted under this Agreement shall be in writing and transmitted, delivered, or sent by personal delivery, prepaid courier or messenger service (whether overnight or same-day), or prepaid certified United States mail (with return receipt requested), addressed (in any case) to the other Party at the address for that Party set forth below that Party's signature on this Agreement, or at such other address as the recipient has designated by Notice to the other Party.

      Each notice or communication so transmitted, delivered, or sent (a) in person, by courier or messenger service, or by certified United States mail shall be deemed given, received, and effective on the date delivered to or refused by the intended recipient (with the return receipt, or the equivalent record of the courier or messenger, being deemed conclusive evidence of delivery or refusal), or (b) by telecopy or facsimile shall be deemed given, received, and effective on the date of actual receipt (with the confirmation of transmission being deemed conclusive evidence of receipt, except where the intended recipient has promptly notified the other Party that the transmission is illegible). Nevertheless, if the date of delivery or transmission is not a business day, or if the delivery or transmission is after 5:00 p.m. on a business day, the notice or other communication shall be deemed given, received, and effective on the next business day.

      34. EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges (a) being knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) having read this Agreement and understands its terms and conditions, (c) having been given an ample opportunity to discuss this Agreement with Executive's personal legal counsel prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other Party. Executive hereby represents that Executive is free to enter into this Agreement including, without limitation, that Executive is not subject to any covenant not to compete that would conflict with any duties under this Agreement.

      35. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both parties.

                            [Signature page follows.]

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      IN WITNESS WHEREOF, Executive has executed and Company has caused this
Agreement to be executed in its name and on its behalf by its duly authorized representative, to be effective as of the Effective Date.

WITNESS:                              EXECUTIVE:

Signature:________________________    Signature:________________________________

Name:_____________________________    Name:  Michael E. Mercer

Date:_____________________________    Date:_____________________________________

                                      Address for Notices:

                                      3515 Amherst
                                      Houston, Texas   77005

ATTEST:                               COMPANY:

By:_______________________________    By:_______________________________________

Title:____________________________    Its:______________________________________

Name:_____________________________    Name:_____________________________________

Date:_____________________________    Date:_____________________________________

                                      Address for Notices:

                                      EV Management, LLC
                                      1001 Fannin Street, Suite 800
                                      Houston, Texas 77002

                                      Attention:________________________________

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